Exhibit 32.1

Certification of the President and Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

I, Bowen S. Diehl, President and Chief Executive Officer of Capital Southwest Corporation, certify that, to my knowledge:

1
The Form 10-Q for the quarter ended June 30, 2018, filed with the Securities and Exchange Commission on August 7, 2018 (“accompanied report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2	The information contained in the accompanied report fairly presents, in all material respects, the consolidated financial condition and results of operations of Capital Southwest Corporation.

Date: August 7, 2018	By:	/s/ Bowen S. Diehl
Bowen S. Diehl
President and Chief Executive Officer